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                                                                     EXHIBIT 5.1


                 [Wilson Sonsini Goodrich & Rosati letterhead]


                                 May 26, 1999



Critical Path, Inc.
320 First Street
San Francisco, CA  94105

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on May 11, 1999 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,000,000 shares of your Common Stock (the "Shares"). As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale of the Shares.

     It is our opinion that the Shares, when sold and issued in accordance with the Registration Statement, will be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati